Exhibit 99.1

Key Stakeholders Support Cryo-Cell International Leadership in Proxy Contest

OLDSMAR, Fla. (July 5, 2012) — Individuals who are in the best position to observe and evaluate the performance of the current Cryo-Cell International [OTCQB symbol: CCEL] Board and executive management are strongly supporting them as they face a bid for control of the company by a former Board member. The group assumed leadership in August 2011.

•

George Gaines, chairman of the Cryo-Cell Compensation Committee, fully supports the new leadership. “David and Mark Portnoy know exactly what it takes to reverse the company’s downward trend in revenue. Their plan is already showing positive results. The Compensation Committee, comprised entirely of outside independent directors, structured their compensation package to provide a lower salary than many CEOs are paid with more stock options as an incentive to increase value for all shareholders. As the second largest Cryo-Cell shareholder, I believe their employment agreements are aligned with increasing shareholder value. I am very comfortable with their compensation contracts.”

•

Jill Taymans, vice president and chief financial officer who joined Cryo-Cell in 1997 and elected to remain when David and Mark Portnoy and the new Board took the reins, said, “The Portnoys are very hands-on and immediately put a plan in place to create new sources of revenue that I believe set up the company for long-term success. The company is now poised to achieve its strategic goals with the help of several new key executives who are making an immediate impact.”

•

Saneron CCEL Therapeutics, Inc., President and COO Nicole Kuzmin-Nichols, MBA, expressed strong support for the new leadership. “The Saneron Board is convinced that David and Mark Portnoy’s guidance is adding shareholder value,” she said. “They have shown themselves to be committed partners with Saneron as we continue breaking new ground in cord and menstrual blood stem cell research. Our Small Business Technology Transfer Program Phase II efforts are producing real progress towards effective treatments for Alzheimer’s disease and stroke and we look forward to continuing our research in concert with Cryo-Cell.” Cryo-Cell is a major shareholder in Saneron, a Tampa based biotechnology research and development company that develops cellular therapies for deadly diseases that lack adequate treatment options.

•

Cryo-Cell Board Chairman David Portnoy made his own observation, “Cryo-Cell Board members personally made significant stock purchases in 2012, a clear reflection of our confidence in the company’s future.”

###

About Cryo-Cell International, Inc.

Cryo-Cell International, Inc. was founded in 1989. In 1992, it became the first private cord blood bank in the world to separate and store stem cells. Today, nearly 500,000 parents worldwide trust Cryo-Cell to store their newborns’ stem cells. Cryo-Cell’s mission is to provide clients with state-of-the-art stem cell cryopreservation services and support the advancement of regenerative medicine.

Cryo-Cell operates in a facility that is compliant with Good Manufacturing Practice and Good Tissue Practice (cGMP/cGTP). It is ISO 9001:2008 certified and accredited by the American Association of Blood Banks. Cryo-Cell is a publicly traded company, OTC:QB Markets Group Symbol: CCEL.

Forward-Looking Statement

Statements wherein the terms “believes”, “intends”, “projects”, “anticipates”, “expects”, and similar expressions as used are intended to reflect “forward-looking statements” of the company. The information contained herein is subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements or paragraphs, many of which are outside the control of the company. These uncertainties and other factors include the success of the company’s global expansion initiatives and product diversification, the company’s actual future ownership stake in future therapies emerging from its collaborative research partnerships, the success related to its IP portfolio, the company’s future competitive position in stem cell innovation, future success of its core business and the competitive impact of public cord blood banking on the company’s business, the company’s ability to minimize future costs to the company related to R&D initiatives and collaborations and the success of such initiatives and collaborations, the success and enforceability of the company’s menstrual stem cell technology license agreements and umbilical cord blood license agreements and their ability to provide the company with royalty fees, the ability of the reproductive tissue storage to generate new revenues for the company and those risks and uncertainties contained in risk factors described in documents the company files from time to time with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K filed by the company. The company disclaims any obligations to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements.

Contact:

Cryo-Cell International, Inc.

Christine Duffy

813-749-2120 or 813-641-4330

media@cryo-cell.com